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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-3 of our reports dated February 6, 1998, on our audits of the consolidated financial statements and financial statement schedules of Pennsylvania Manufacturers Corporation and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the captions "Experts."


/s/ PricewaterhouseCoopers LLP

One South Market Square
Harrisburg, Pennsylvania
September 15, 1998